EXHIBIT 5.1
                          MORSE, ZELNICK, ROSE & LANDER
                         A LIMITED LIABILITY PARTNERSHIP

                                 450 PARK AVENUE
                          NEW YORK, NEW YORK 10022-2605
                                212 o 838 o 1177
                              FAX 212 o 838 o 9190

                                  June 15, 2000

Milestone Scientific Inc.
220 South Orange Avenue
Livingston Corporate Park
Livingston, New Jersey 07039

                     Re: Registration Statement on Form S-3

Dear Sirs:

      We have acted as counsel to Milestone Scientific Inc., a Delaware corporation (the "Company"), in connection with the preparation of a registration statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), to register the sale by the selling stockholders of 1,280,857 shares of common stock, par value $.001 per share (the "common stock"), of Milestone.

      In this regard, we have reviewed the Certificate of Incorporation of Milestone, as amended, resolutions adopted by Milestone's Board of Directors, the Registration Statement, and such other records, documents, statutes and decisions as we have deemed relevant in rendering this opinion. Based upon the foregoing we are of the opinion that:

      Each share of common stock included in the Registration Statement has been duly authorized for issuance and is now, or when issued upon exercise of or pursuant to the terms of the instruments which they underlie will be, legally issued, fully paid and non-assessable.

      Members of and counsel to Morse, Zelnick, Rose & Lander, LLP own, in the aggregate, the following securities: 168,083 shares of Milestone's common stock; options or warrants to purchase 152,286 shares of Milestone's common stock, all of which are currently exercisable; and warrants to purchase 83,333 units, each unit consisting of one share of Milestone's common stock and a warrant to purchase one share of Milestone's common stock.

      We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our Firm in the related prospectus under the heading "Legal Matters.". In giving this opinion, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the SEC thereunder.

                                       Very truly yours,

                                       /s/ Morse, Zelnick, Rose & Lander, LLP
                                       --------------------------------------

                                       Morse, Zelnick, Rose & Lander, LLP